Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of IAMGOLD Corporation

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of IAMGOLD Corporation on Form F-10 of our Report of Independent Registered Public Accounting Firm dated February 21, 2018 on the consolidated financial statements of IAMGOLD Corporation comprising the consolidated balance sheets as at December 31, 2017 and December 31, 2016, the consolidated statements of earnings, comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information, and our Report of Independent Registered Public Accounting Firm dated February 21, 2018 on the effectiveness of internal control over financial reporting of IAMGOLD Corporation as of December 31, 2017.

/s/ KPMG

Chartered Professional Accountants, Licensed Public Accountants

March 28, 2018

Toronto, Canada